Exhibit 5.1



                            Direct Dial:  819-8291


May 5, 1997

Newmont Mining Corporation
1700 Lincoln Street
Denver, CO  80203

Dear Sirs:

     We have acted as special counsel for Newmont Mining Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-19335) (the "Registration Statement") relating to the proposed issuance of shares of common stock, par value $1.60 per share, of the Company (the "Shares") which are issuable upon exercise from time to time of stock options (the "Stock Options") that had been issued by the Santa Fe Pacific Gold Corporation ("Santa Fe") under its Directors' Stock Compensation Plan and the Long Term Incentive Stock Plan (the "Plans"), which options were assumed by the Company upon consummation of the merger contemplated by the Agreement and Plan of Merger, dated as of March 10, 1997, among the Company, Santa Fe and Midtown Two Corp.

     We have examined such certificates of public officials, certificates of corporate agents and certificates of officers of the Company, and the originals (or copies thereof certified to our satisfaction) of such corporate documents and records of the Company, and such other documents, records and papers as we have deemed relevant in order to give the opinions hereinafter set forth. In this connection, we have assumed the genuineness of signatures on and the authenticity of all documents so examined. Also, we have relied upon such certificates of public officials, corporate agents and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

     Based upon the foregoing, it is our opinion that the Shares, when issued, delivered and paid for in accordance with the terms and conditions of the Plans and the Stock Options, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                              Very truly yours,



                              /s/ White & Case

MSB:JMC
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